Exhibit 10.24

GOOD TECHNOLOGY CORPORATION

2014 ACQUISITION STOCK PLAN

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(e)	Cancellation	6
(f)	General Terms and Conditions	6

SECTION 8. Payment For Shares		7

(a)	General Rule	7
(b)	Services Rendered	8
(c)	Promissory Note	8
(d)	Surrender of Stock	8
(e)	Exercise/Sale	8
(f)	Other Forms of Payment	8

SECTION 9. Adjustment Of Shares SUBJECT TO OPTIONS		8

(a)	General	8
(b)	Mergers and Consolidations	9
(c)	Reservation of Rights	10

SECTION 10. Securities Law Requirements		10

(a)	General	10
(b)	Financial Reports	10
(c)	Rule 12h-1(f)(1) Exemption	10

SECTION 11. No Retention Rights		10

SECTION 12. Duration And Amendments		11

(a)	Term of the Plan	11
(b)	Right to Amend or Terminate the Plan	11
(c)	Effect of Amendment or Termination	11

SECTION 13. Definitions		11

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GOOD TECHNOLOGY CORPORATION

2014 ACQUISITION STOCK PLAN

SECTION 1. ESTABLISHMENT AND PURPOSE.

The purpose of the Plan is to offer selected persons an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by purchasing Shares of the Company’s Stock. The Plan provides both for the direct award or sale of Shares, the grant of Restricted Stock Units, and for the grant of Options to purchase Shares. Options granted under the Plan may include Nonstatutory Options as well as ISOs intended to qualify under Section 422 of the Code.

Capitalized terms are defined in Section 13.

SECTION 2. ADMINISTRATION.

(a) Committees of the Board of Directors. The Plan may be administered by one or more Committees. Each Committee shall consist of one or more members of the Board of Directors who have been appointed by the Board of Directors. Each Committee shall have such authority and be responsible for such functions as the Board of Directors has assigned to it. If no Committee has been appointed, the entire Board of Directors shall administer the Plan. Any reference to the Board of Directors in the Plan shall be construed as a reference to the Committee (if any) to whom the Board of Directors has assigned a particular function.

(b) Authority of the Board of Directors. Subject to the provisions of the Plan, the Board of Directors shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. All decisions, interpretations and other actions of the Board of Directors shall be final and binding on all Purchasers, all Optionees, all Holders and all persons deriving their rights from a Purchaser, Optionee, or Holder.

SECTION 3. ELIGIBILITY.

(a) General Rule. Only Employees, Outside Directors and Consultants shall be eligible for the grant of Nonstatutory Options, Restricted Stock Unit Awards, or the direct award or sale of Shares. Only Employees shall be eligible for the grant of ISOs.

(b) Ten-Percent Stockholders. A person who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries shall not be eligible to receive an ISO unless (i) the Exercise Price is at least 110% of the Fair Market Value of a Share on the date of grant, and (ii) such ISO by its terms is not exercisable after the expiration of five years from the date of grant. For purposes of this Subsection (b), in determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

SECTION 4. STOCK SUBJECT TO PLAN.

(a) Basic Limitation. Not more than 1,657,645 Shares may be issued under the Plan (subject to Subsection (b) below and Section 9(a)). All of these Shares may be issued upon the exercise of ISOs. The number of Shares that are subject to Options, Restricted Stock Unit Awards, or other rights outstanding at any time under the Plan shall not exceed the number of Shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan. Shares offered under the Plan may be authorized but unissued Shares or treasury Shares.

(b) Reacquired Shares and Shares Subject to Expired and Cancelled Awards. In the event that Shares previously issued under the Plan are reacquired by the Company, such Shares shall be reacquired by the Company treasury and shall not be available for issuance under the Plan. In the event that an outstanding Option, Restricted Stock Unit Award, or other right for any reason expires or is canceled, the Shares allocable to the unexercised or unsettled portion of such Option, Restricted Stock Unit Award, or other right shall be forfeited to the Company and shall not available for issuance under the Plan.

SECTION 5. TERMS AND CONDITIONS OF AWARDS OR SALES.

(a) Stock Purchase Agreement. Each award or sale of Shares under the Plan (other than upon exercise of an Option) shall be evidenced by a Stock Purchase Agreement between the Purchaser and the Company. Such award or sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Stock Purchase Agreement. The provisions of the various Stock Purchase Agreements entered into under the Plan need not be identical.

(b) Duration of Offers and Nontransferability of Rights. Any right to acquire Shares under the Plan (other than an Option or Restricted Stock Unit Award) shall automatically expire if not exercised by the Purchaser within 30 days after the grant of such right was communicated to the Purchaser by the Company. Such right shall not be transferable and shall be exercisable only by the Purchaser to whom such right was granted.

(c) Purchase Price. The Board of Directors shall determine the Purchase Price at its sole discretion. The Purchase Price shall be payable in a form described in Section 8.

(d) Withholding Taxes. As a condition to the purchase of Shares, the Purchaser shall make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations, including social contributions and other payroll deductions, that may arise in connection with such purchase.

(e) Restrictions on Transfer of Shares. Any Shares awarded or sold under the Plan shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board of Directors may determine. Such restrictions shall be set forth in the applicable Stock Purchase Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.

SECTION 6. TERMS AND CONDITIONS OF OPTIONS.

(a) Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. The Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

(b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 9. The Stock Option Agreement shall also specify whether the Option is an ISO or a Nonstatutory Option.

(c) Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of any Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant, and a higher percentage may be required by Section 3(b). Subject to the preceding sentence, the Exercise Price shall be determined by the Board of Directors at its sole discretion. The Exercise Price shall be payable in a form described in Section 8.

(d) Exercisability. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. No Option shall be exercisable unless the Optionee (i) has delivered an executed copy of the Stock Option Agreement to the Company or (ii) otherwise agrees to be bound by the terms of the Stock Option Agreement. The Board of Directors shall determine the exercisability provisions of the Stock Option Agreement at its sole discretion.

(e) Basic Term. The Stock Option Agreement shall specify the term of the Option. The term shall not exceed 10 years from the date of grant, and a shorter term may be required by Section 3(b). Subject to the preceding sentence, the Board of Directors at its sole discretion shall determine when an Option is to expire.

(f) Termination of Service (Except by Death). If an Optionee’s Service terminates for any reason other than the Optionee’s death, then the Optionee’s Options shall expire on the earliest of the following occasions:

(i) The expiration date determined pursuant to Subsection (e) above;

(ii) The date three months after the termination of the Optionee’s Service for any reason other than Disability, or such later date as the Board of Directors may determine; or

(iii) The date six months after the termination of the Optionee’s Service by reason of Disability, or such later date as the Board of Directors may determine.

The Optionee may exercise all or part of the Optionee’s Options at any time before the expiration of such Options under the preceding sentence, but only to the extent that such Options had become exercisable before the Optionee’s Service terminated (or became exercisable as a result of the termination) and the underlying Shares had vested before the Optionee’s Service terminated (or vested as a result of the termination). The balance of such Options shall lapse when the Optionee’s Service terminates. In the event that the Optionee dies after the termination of the Optionee’s Service but before the expiration of the Optionee’s Options, all or part of such Options may be exercised (prior to expiration) by the executors or administrators of the Optionee’s estate or by any person who has acquired such Options directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that such Options had become exercisable before the Optionee’s Service terminated (or became exercisable as a result of the termination) and the underlying Shares had vested before the Optionee’s Service terminated (or vested as a result of the termination).

(g) Leaves of Absence. For purposes of Subsection (f) above, Service shall be deemed to continue while the Optionee is on a bona fide leave of absence, if such leave was approved by the Company in writing and if continued crediting of Service for this purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).

(h) Death of Optionee. If an Optionee dies while the Optionee is in Service, then the Optionee’s Options shall expire on the earlier of the following dates:

(i) The expiration date determined pursuant to Subsection (e) above; or

(ii) The date 12 months after the Optionee’s death, or such later date as the Board of Directors may determine.

All or part of the Optionee’s Options may be exercised at any time before the expiration of such Options under the preceding sentence by the executors or administrators of the Optionee’s estate or by any person who has acquired such Options directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that such Options had become exercisable before the Optionee’s death (or became exercisable as a result of the death) and the underlying Shares had vested before the Optionee’s death (or vested as a result of the Optionee’s death). The balance of such Options shall lapse when the Optionee dies.

(i) Restrictions on Transfer of Shares and Minimum Vesting. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board of Directors may determine Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.

(j) Transferability of Options. An Option shall be transferable by the Optionee only by (i) a beneficiary designation, (ii) a will or (iii) the laws of descent and distribution, except as provided in the next sentence. If the applicable Stock Option Agreement so provides, a Nonstatutory Option shall also be transferable by gift or domestic relations order to a Family Member of the Optionee. An ISO may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee’s guardian or legal representative.

(k) Withholding Taxes. As a condition to the grant of an Option, the Optionee shall make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations (including social contributions and other payroll deductions) that may arise in connection with such grant. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations (including social contributions and other payroll deductions) that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations (including social contributions and other payroll deductions) that may arise in connection with the disposition of Shares acquired by exercising an Option.

(l) No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by the Optionee’s Option until such person becomes entitled to receive such Shares by filing a notice of exercise and paying the Exercise Price pursuant to the terms of such Option.

(m) Modification, Extension and Assumption of Options. Within the limitations of the Plan, the Board of Directors may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair the Optionee’s rights or increase the Optionee’s obligations under such Option.

SECTION 7. RESTRICTED STOCK UNITS

(a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Board of Directors. After the Board of Directors determines that it will grant Restricted Stock Units under the Plan, it shall advise the Holder in writing or electronically of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units and the form of payout, which may be left to the discretion of the Board of Directors.

(b) Vesting Criteria and Other Terms. The Board of Directors shall set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Holder. The Board of Directors may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Board of Directors in its discretion.

(c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Holder shall be entitled to receive a payout as specified in the Restricted Stock Unit Award Agreement. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Board of Directors, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d) Form and Timing of Payment. Payment of earned Restricted Stock Units shall be made as soon as practicable after the date(s) set forth in the Restricted Stock Unit Award Agreement. The Board of Directors, in its sole discretion, but only as specified in the Restricted Stock Unit Award Agreement, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. If the Restricted Stock Unit Award Agreement is silent as to the form of payment, payment of the Restricted Stock Units may only be in Shares.

(e) Cancellation. On the date set forth in the Restricted Stock Unit Award Agreement, all unearned Restricted Stock Units shall be forfeited to the Company.

(f) General Terms and Conditions. Notwithstanding anything to the contrary in the Plan, the following terms and conditions shall apply to the grant of Restricted Stock Units:

(i) Leaves of Absence. Service shall be deemed to continue while the Holder is on a bona fide leave of absence, if such leave was approved by the Company in writing and if continued crediting of Service for this purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company)

(ii) Transferability of Restricted Stock Units. A Restricted Stock Unit Award shall be transferable by the Holder only by (i) a beneficiary designation, (ii) a will or (iii) the laws of descent and distribution, except as provided in the next sentence. If the applicable Restricted Stock Unit Agreement so provides, a Restricted Stock Unit Award shall also be transferable by gift or domestic relations order to a Family Member of the Holder.

(iii) Tax Withholding. The Holder shall make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations (including social contributions and other payroll deductions) that may arise in connection with the vesting and payout, as applicable of a Restricted Stock Unit Award.

(iv) Adjustments. In the event of a recapitalization, a spin-off, or a similar occurrence, a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a combination or consolidation of the outstanding Stock into a lesser number of Shares, a reclassification, or any other increase or decrease in the number of issued shares of Stock effected without receipt of consideration by the Company, proportionate adjustments shall automatically be made to the number of Shares covered by each outstanding Restricted Stock Unit Award.

(v) Treatment of Restricted Stock Units in a Merger or Consolidation. In the event that the Company is a party to a merger or consolidation, all outstanding Shares acquired under the Plan and all outstanding Restricted Stock Unit Awards shall be subject to the agreement of merger or consolidation, which does not have to provide that all outstanding Restricted Stock Unit Awards (or a portion thereof) be treated in an identical manner. Such agreement, without the Holders’ consent, may provide for one or more of the following:

(1) The continuation of any such outstanding Restricted Stock Unit Award by the Company (if the Company is the surviving corporation)

(2) The assumption of any such outstanding Restricted Stock Unit Awards by the surviving corporation or its parent in a manner that complies with Section 409A of the Code.

(3) The substitution by the surviving corporation or its parent of new restricted stock unit awards for any such outstanding Restricted Stock Unit Awards in a manner that complies with Section 409A of the Code.

(4) Full vesting of the outstanding Restricted Stock Unit Awards, followed by the cancellation of such Restricted Stock Unit Award. The full vesting of the Restricted Stock Units Awards may be contingent on the closing of such merger or consolidation.

(5) The cancellation of any such outstanding Restricted Stock Unit Awards and a payment to the Holders equal to the Fair Market Value of the Shares subject to such Restricted Stock Unit Awards as of the closing date of such merger or consolidation. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount.

(vi) Reservation of Rights. Except as provided in Sections 7(f)(iv) and (v), a Holder shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class. Any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number Restricted Stock Units. The grant of a Restricted Stock Unit Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.”

SECTION 8. PAYMENT FOR SHARES.

(a) General Rule. The entire Purchase Price or Exercise Price of Shares issued under the Plan shall be payable in cash or cash equivalents at the time when such Shares are purchased, except as otherwise provided in this Section 8.

(b) Services Rendered. At the discretion of the Board of Directors, Shares may be awarded under the Plan in consideration of services rendered to the Company, a Parent or a Subsidiary prior to the award.

(c) Promissory Note. At the discretion of the Board of Directors, all or a portion of the Purchase Price or Exercise Price (as the case may be) of Shares issued under the Plan may be paid with a full-recourse promissory note. The Shares shall be pledged as security for payment of the principal amount of the promissory note and interest thereon. The interest rate payable under the terms of the promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Board of Directors (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note.

(d) Surrender of Stock. At the discretion of the Board of Directors, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the Optionee. Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value as of the date when the Option is exercised.

(e) Exercise/Sale. To the extent that a Stock Option Agreement so provides, and if Stock is publicly traded, all or part of the Exercise Price and any withholding taxes may be paid by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company.

(f) Other Forms of Payment. To the extent that a Stock Purchase Agreement or Stock Option Agreement so provides, the Purchase Price or Exercise Price of Shares issued under the Plan may be paid in any other form permitted by the Delaware General Corporation Law, as amended.

SECTION 9. ADJUSTMENT OF SHARES AND OPTION GRANTS.

(a) General. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a combination or consolidation of the outstanding Stock into a lesser number of Shares, a reclassification, or any other increase or decrease in the number of issued shares of Stock effected without receipt of consideration by the Company, proportionate adjustments shall automatically be made in each of (i) the number of Shares available for future grants under Section 4, (ii) the number of Shares covered by each outstanding Option a and (iii) the Exercise Price under each outstanding Option. In the event of a declaration of an extraordinary dividend payable in a form other than Shares in an amount that has a material effect on the Fair Market Value of the Stock, a recapitalization, a spin-off, or a similar occurrence, the Board of Directors at its sole discretion may make appropriate adjustments in one or more of (i) the number of Shares available for future grants under Section 4, (ii) the number of Shares covered by each outstanding Option or (iii) the Exercise Price under each outstanding Option.

(b) Mergers and Consolidations. In the event that the Company is a party to a merger or consolidation, all outstanding Shares acquired under the Plan and all outstanding Options shall be subject to the agreement of merger or consolidation, which does not have to provide that all outstanding Options (or a portion thereof) be treated in an identical manner. Such agreement, without the Optionees’ or Purchasers’ consent, may assign the Company’s right of repurchase with respect to unvested and outstanding Shares to the Company’s successor and such assignment does not have to apply to the outstanding Shares in an identical manner. Such agreement, without the Optionees’ consent, may provide for one or more of the following:

(i) The continuation of any such outstanding Options by the Company (if the Company is the surviving corporation).

(ii) The assumption of any such outstanding Options by the surviving corporation or its parent in a manner that complies with Section 424(a) of the Code (whether or not such Options are ISOs).

(iii) The substitution by the surviving corporation or its parent of new options for any such outstanding Options in a manner that complies with Section 424(a) of the Code (whether or not such Options are ISOs).

(iv) Full exercisability of any such outstanding Options and full vesting of the Shares subject to such Options, followed by the cancellation of such Options. The full exercisability of such Options and full vesting of the Shares subject to such Options may be contingent on the closing of such merger or consolidation. The Optionees shall be able to exercise such Options during a period of not less than five full business days preceding the closing date of such merger or consolidation, unless (A) a shorter period is required to permit a timely closing of such merger or consolidation and (B) such shorter period still offers the Optionees a reasonable opportunity to exercise such Options. Any exercise of such Options during such period may be contingent on the closing of such merger or consolidation.

(v) The cancellation of any such outstanding Options and a payment to the Optionees equal to the excess of (A) the Fair Market Value of the Shares subject to such Options (whether or not such Options are then exercisable or such Shares are then vested) as of the closing date of such merger or consolidation over (B) their Exercise Price. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. Such payment may be made in installments and may be deferred until the date or dates when such Options would have become exercisable or such Shares would have vested. Such payment may be subject to vesting based on the Optionee’s continuing Service, provided that the vesting schedule shall not be less favorable to the Optionee than the schedule under which such Options would have become exercisable or such Shares would have vested. If the Exercise Price of the Shares subject to such Options exceeds the Fair Market Value of such Shares, then such Options may be cancelled without making a payment to the Optionees. For purposes of this Paragraph (v), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

(c) Reservation of Rights. Except as provided in this Section 9, an Optionee or Purchaser shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class. Any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 10. SECURITIES LAW REQUIREMENTS.

(a) General. Shares shall not be issued under the Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, applicable foreign laws and regulations and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.

(b) Financial Reports. The Company each year shall furnish to Optionees, Purchasers, Holders, and stockholders who have received Stock under the Plan its balance sheet and income statement, unless such Optionees, Purchasers, Holders, or stockholders are key Employees whose duties with the Company assure them access to equivalent information. Such balance sheet and income statement need not be audited.

(c) Rule 12h-1(f)(1) Exemption. If the Company is relying on the exemption pursuant to Rule 12h- 1 (f)(1) under the Securities Exchange Act of 1934 (the “Exchange Act”), the Company shall provide Optionees and Holders with the information described in Rules 701(e)(3), (4), and (5) under the Securities Act of 1933 every six months, with the financial statements being not more than 180 days old (the “Financial Information”). The Financial Information shall be provided either by physical or electronic delivery to the Optionee or Holder or by written notice to the Optionee or Holder of the availability of such information on an Internet site that may be password-protected and of any password needed to access the information. The Financial Information shall be provided subject to the Optionee’s or Holder’s express agreement to keep it confidential. The Financial Information shall be provided once the Company is relying on the exemption pursuant to Rule 12h-1(f)(1) under the Exchange Act until the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or is no longer relying on the exemption pursuant to Rule 12h-1(f)(1) under the Exchange Act.

SECTION 11. NO RETENTION RIGHTS.

Subject to applicable law and the applicable employment documentation (if any), nothing in the Plan or in any right or Option and Restricted Stock Unit Award granted under the Plan shall confer upon the Purchaser, Optionee, or Holder any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Purchaser, Optionee, or Holder) or of the Purchaser, Optionee, or Holder, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause or notice, provided, however, that this provision will not apply if applicable employment documentation or provisions of applicable law require otherwise.

SECTION 12. DURATION AND AMENDMENTS.

(a) Term of the Plan. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board of Directors, subject to the approval of the Company’s stockholders. If the stockholders fail to approve the Plan within 12 months after its adoption by the Board of Directors, then any grants, exercises or sales that have already occurred under the Plan shall be rescinded and no additional grants, exercises or sales shall thereafter be made under the Plan. The Plan shall terminate automatically 10 years after the later of (i) the date when the Board of Directors adopted the Plan or (ii) the date when the Board of Directors approved the most recent increase in the number of Shares reserved under Section 4 that was also approved by the Company’s stockholders. The Plan may be terminated on any earlier date pursuant to Subsection (b) below.

(b) Right to Amend or Terminate the Plan. The Board of Directors may amend, suspend or terminate the Plan at any time and for any reason; provided, however, that any amendment of the Plan shall be subject to the approval of the Company’s stockholders if it (i) increases the number of Shares available for issuance under the Plan (except as provided in Section 9) or (ii) materially changes the class of persons who are eligible for the grant of ISOs. Stockholder approval shall not be required for any other amendment of the Plan. If the stockholders fail to approve an increase in the number of Shares reserved under Section 4 within 12 months after its adoption by the Board of Directors, then any grants, exercises or sales that have already occurred in reliance on such increase shall be rescinded and no additional grants, exercises or sales shall thereafter be made in reliance on such increase.

(c) Effect of Amendment or Termination. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option or Restricted Stock Unit Award granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued, any Option previously granted, or any Restricted Stock Unit Award previously granted under the Plan.

SECTION 13. DEFINITIONS.

(a) “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c) “Committee” shall mean a committee of the Board of Directors, as described in Section 2(a).

(d) “Company” shall mean Good Technology Corporation, a Delaware corporation.

(e) “Consultant” shall mean a person who performs bona fide services for the Company, a Parent or a Subsidiary as a consultant or advisor, excluding Employees and Outside Directors.

(f) “Disability” shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

(g) “Employee” shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

(h) “Exercise Price” shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Board of Directors in the applicable Stock Option Agreement.

(i) “Fair Market Value” shall mean the fair market value of a Share, as determined by the Board of Directors in accordance with applicable law. Such determination shall be conclusive and binding on all persons.

(j) “Family Member” shall mean (i) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, (ii) any person sharing the Optionee’s household (other than a tenant or employee), (iii) a trust in which persons described in Clause (i) or (ii) have more than 50% of the beneficial interest, (iv) a foundation in which persons described in Clause (i) or (ii) or the Optionee control the management of assets and (v) any other entity in which persons described in Clause (i) or (ii) or the Optionee own more than 50% of the voting interests.

(k) “Holder” shall mean a person who holds a Restricted Stock Unit Award.

(l) “ISO” shall mean an employee incentive stock option described in Section 422(b) of the Code.

(m) “Nonstatutory Option” shall mean a stock option not described in Sections 422(b) or 423(b) of the Code.

(n) “Option” shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

(o) “Optionee” shall mean a person who holds an Option.

(p) “Outside Director” shall mean a member of the Board of Directors who is not an Employee.

(q) “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(r) “Plan” shall mean this Good Technology Corporation 2014 Acquisition Stock Plan.

(s) “Purchase Price” shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Board of Directors.

(t) “Purchaser” shall mean a person to whom the Board of Directors has offered the right to acquire Shares under the Plan (other than upon exercise of an Option).

(u) “Restricted Stock Unit” shall mean a bookkeeping entry granted pursuant to Section 7 representing an amount equivalent to one Share for purposes of determining the number of Shares subject to the award. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(v) “Restricted Stock Unit Award” shall mean the grant of Restricted Stock Units under the Plan.

(w) “Restricted Stock Unit Award Agreement” shall mean the written or electronic agreement setting forth the terms and provisions applicable to the Restricted Stock Unit award granted under the Plan. The Restricted Stock Unit Award Agreement is subject to the terms and conditions of the Plan.”

(x) “Service” shall mean service as an Employee, Outside Director or Consultant.

(y) “Share” shall mean one share of Stock, as adjusted in accordance with Section 9 (if applicable).

(z) “Stock” shall mean the Common Stock of the Company.

(aa) “Stock Option Agreement” shall mean the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to the Optionee’s Option.

(bb) “Stock Purchase Agreement” shall mean the agreement between the Company and a Purchaser who acquires Shares under the Plan that contains the terms, conditions and restrictions pertaining to the acquisition of such Shares.

(cc) “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

GOOD TECHNOLOGY CORPORATION

2014 ACQUISITION STOCK PLAN

STOCK OPTION AGREEMENT

Name:

Address:

The undersigned Optionee has been granted an Option to purchase Shares, subject to the terms and conditions of the Good Technology Corporation 2014 Acquisition Stock Plan (the “Plan”), this Notice of Stock Option Grant, and the Stock Option Agreement attached hereto, as follows:

Date of Grant:

Vesting Commencement Date:

Exercise Price per Share:	$

Total Number of Shares Granted:

Total Exercise Price:	$

Type of Option:	Incentive Stock Option

Nonstatutory Stock Option

Term/Expiration Date:

Vesting Schedule:

This Option shall be exercisable, in whole or in part, according to the following vesting schedule:

[INSERT SCHEDULE]

By signing below, the Optionee and the Company agree that this option is granted under, and governed by the terms and conditions of the Plan and the Stock Option Agreement. The Stock Option Agreement is attached to, and made a part of, this Notice of Stock Option Grant. Section 14 of the Stock Option Agreement includes important acknowledgements of the Optionee.

Optionee:	Good Technology Corporation

By:
[NAME]

GOOD TECHNOLOGY CORPORATION

2014 ACQUISITION STOCK PLAN

STOCK OPTION AGREEMENT

SECTION 1. GRANT OF OPTION.

(a) Option. On the terms and conditions set forth in the Notice of Stock Option Grant and this Agreement, the Company grants to the Optionee on the Date of Grant the option to purchase at the Exercise Price the number of Shares set forth in the Notice of Stock Option Grant. The Exercise Price is agreed to be at least 100% of the Fair Market Value per Share on the Date of Grant (110% of Fair Market Value if Section 3(b) of the Plan applies). This option is intended to be an ISO or an NSO, as provided in the Notice of Stock Option Grant.

(b) $100,000 Limitation. Even if this option is designated as an ISO in the Notice of Stock Option Grant, it shall be deemed to be an NSO to the extent (and only to the extent) required by the $100,000 annual limitation under Section 422(d) of the Code.

(c) Stock Plan and Defined Terms. This option is granted pursuant to the Plan, a copy of which the Optionee acknowledges having received. The provisions of the Plan are incorporated into this Agreement by this reference. Capitalized terms are defined in Section 15 of this Agreement.

SECTION 2. RIGHT TO EXERCISE.

(a) Exercisability. Subject to Subsection (b) below and the other conditions set forth in this Agreement, all or part of this option may be exercised prior to its expiration at the time or times set forth in the Notice of Stock Option Grant. Shares purchased by exercising this option may be subject to the Right of Repurchase under Section 7.

(b) Stockholder Approval. Any other provision of this Agreement notwithstanding, no portion of this option shall be exercisable at any time prior to the approval of the Plan by the Company’s stockholders.

SECTION 3. NO TRANSFER OR ASSIGNMENT OF OPTION.

Except as otherwise provided in this Agreement, this option and the rights and privileges conferred hereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process.

SECTION 4. EXERCISE PROCEDURES.

(a) Notice of Exercise. The Optionee or the Optionee’s representative may exercise this option by giving written notice to the Company pursuant to Section 13(c). The notice shall specify the election to exercise this option, the number of Shares for which it is being exercised and the form of payment. The person exercising this option shall sign the notice. In the event that this option is being exercised by the representative of the Optionee, the notice shall be accompanied by proof (satisfactory to the Company) of the representative’s right to exercise this option. The Optionee or the Optionee’s representative shall deliver to the Company, at the time of giving the notice, payment in a form permissible under Section 5 for the full amount of the Purchase Price. In the event of a partial exercise of this option, Shares shall be deemed to have been purchased in the order in which they vest in accordance with the Notice of Stock Option Grant.

(b) Issuance of Shares. After receiving a proper notice of exercise, the Company shall cause to be issued one or more certificates evidencing the Shares for which this option has been exercised. Such Shares shall be registered (i) in the name of the person exercising this option, (ii) in the names of such person and his or her spouse as community property or as joint tenants with the right of survivorship or (iii) with the Company’s consent, in the name of a revocable trust. In the case of Restricted Shares, the Company shall cause such certificates to be deposited in escrow under Section 7(c). In the case of other Shares, the Company shall cause such certificates to be delivered to or upon the order of the person exercising this option.

(c) Withholding Taxes. In the event that the Company determines that it is required to withhold any tax as a result of the exercise of this option, the Optionee, as a condition to the exercise of this option, shall make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements. The Optionee shall also make arrangements satisfactory to the Company to enable it to satisfy any withholding requirements that may arise in connection with the vesting or disposition of Shares purchased by exercising this option.

SECTION 5. PAYMENT FOR STOCK.

(a) Cash. All or part of the Purchase Price may be paid in cash or cash equivalents.

(b) Surrender of Stock. At the discretion of the Board of Directors, all or any part of the Purchase Price may be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the Optionee. Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value as of the date when this option is exercised.

(c) Exercise/Sale. All or part of the Purchase Price and any withholding taxes may be paid by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company. However, payment pursuant to this Subsection (c) shall be permitted only if (i) Stock then is publicly traded and (ii) such payment does not violate applicable law.

SECTION 6. TERM AND EXPIRATION.

(a) Basic Term. This option shall in any event expire on the expiration date set forth in the Notice of Stock Option Grant, which date is 10 years after the Date of Grant (five years after the Date of Grant if this option is designated as an ISO in the Notice of Stock Option Grant and Section 3(b) of the Plan applies).

(b) Termination of Service (Except by Death). If the Optionee’s Service terminates for any reason other than death, then this option shall expire on the earliest of the following occasions:

(i) The expiration date determined pursuant to Subsection (a) above;

(ii) The date three months after the termination of the Optionee’s Service for any reason other than Disability; or

(iii) The date six months after the termination of the Optionee’s Service by reason of Disability.

The Optionee may exercise all or part of this option at any time before its expiration under the preceding sentence, but only to the extent that this option is exercisable for vested Shares on or before the date when the Optionee’s Service terminates. Subject to Section 7(b), when the Optionee’s Service terminates, this option shall expire immediately with respect to the number of Shares for which this option is not yet exercisable and with respect to any Restricted Shares. In the event that the Optionee dies after termination of Service but before the expiration of this option, all or part of this option may be exercised (prior to expiration) by the executors or administrators of the Optionee’s estate or by any person who has acquired this option directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that this option was exercisable for vested Shares on or before the date when the Optionee’s Service terminated.

(c) Death of the Optionee. If the Optionee dies while in Service, then this option shall expire on the earlier of the following dates:

(i) The expiration date determined pursuant to Subsection (a) above; or

(ii) The date 12 months after the Optionee’s death.

All or part of this option may be exercised at any time before its expiration under the preceding sentence by the executors or administrators of the Optionee’s estate or by any person who has acquired this option directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that this option is exercisable for vested Shares on or before the Optionee’s death. When the Optionee dies, this option shall expire immediately with respect to the number of Shares for which this option is not yet exercisable and with respect to any Restricted Shares.

(d) Part-Time Employment and Leaves of Absence. If the Optionee commences working on a part-time basis, then the Company may adjust the vesting schedule set forth in the Notice of Stock Option Grant in accordance with the Company’s part-time work policy or the terms of an agreement between the Optionee and the Company pertaining to his or her part-time schedule. If the Optionee goes on a leave of absence, then the Company may adjust the vesting schedule set forth in the Notice of Stock Option Grant in accordance with the Company’s leave of absence policy or the terms of such leave. Except as provided in the preceding sentence, Service shall be deemed to continue for any purpose under this Agreement while the Optionee is on a bona fide leave of absence, if (i) such leave was approved by the Company in writing and (ii) continued crediting of Service for such purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company). Service shall be deemed to terminate when such leave ends, unless the Optionee immediately returns to active work.

(e) Notice Concerning ISO Treatment. Even if this option is designated as an ISO in the Notice of Stock Option Grant, it ceases to qualify for favorable tax treatment as an ISO to the extent that it is exercised:

(i) More than three months after the date when the Optionee ceases to be an Employee for any reason other than death or permanent and total disability (as defined in Section 22(e)(3) of the Code);

(ii) More than 12 months after the date when the Optionee ceases to be an Employee by reason of permanent and total disability (as defined in Section 22(e)(3) of the Code); or

(iii) More than three months after the date when the Optionee has been on a leave of absence for 90 days, unless the Optionee’s reemployment rights following such leave were guaranteed by statute or by contract.

SECTION 7. RIGHT OF REPURCHASE.

(a) Scope of Repurchase Right. Until they vest in accordance with the Notice of Stock Option Grant and Subsection (b) below, the Shares acquired under this Agreement shall be Restricted Shares and shall be subject to the Company’s Right of Repurchase. The Company, however, may decline to exercise its Right of Repurchase or may exercise its Right of Repurchase only with respect to a portion of the Restricted Shares. The Company may exercise its Right of Repurchase only during the Repurchase Period following the termination of the Optionee’s Service. The Right of Repurchase may be exercised automatically under Subsection (d) below. If the Right of Repurchase is exercised, the Company shall pay the Optionee an amount equal to the Exercise Price for each of the Restricted Shares being repurchased.

(b) Lapse of Repurchase Right. The Right of Repurchase shall lapse with respect to the Restricted Shares in accordance with the vesting schedule set forth in the Notice of Stock Option Grant. In the event that the Optionee is subject to an Involuntary Termination at any time during the period that is fifteen (15) days prior to the execution of a definitive agreement evidencing a Change in Control through the date that is twelve (12) months following the closing date of a Change in Control, the Right of Repurchase shall lapse with respect to an additional number of Restricted Shares equal to fifty percent (50%) of the then unvested Restricted Shares.

(c) Escrow. Upon issuance, the certificate(s) for Restricted Shares shall be deposited in escrow with the Company to be held in accordance with the provisions of this Agreement. Any additional or exchanged securities or other property described in Subsection (f) below shall immediately be delivered to the Company to be held in escrow. All ordinary cash dividends on Restricted Shares (or on other securities held in escrow) shall be paid directly to the Optionee and shall not be held in escrow. Restricted Shares, together with any other assets held in escrow under this Agreement, shall be (i) surrendered to the Company for repurchase upon exercise of the Right of Repurchase or the Right of First Refusal or (ii) released to the Optionee upon his or her request to the extent that the Shares have ceased to be Restricted Shares (but not more frequently than once every six months). In any event, all Shares that have ceased to be Restricted Shares, together with any other vested assets held in escrow under this Agreement, shall be released within 90 days after the earlier of (i) the termination of the Optionee’s Service or (ii) the lapse of the Right of First Refusal.

(d) Exercise of Repurchase Right. The Company shall be deemed to have exercised its Right of Repurchase automatically for all Restricted Shares as of the commencement of the Repurchase Period, unless the Company during the Repurchase Period notifies the holder of the Restricted Shares pursuant to Section 13(c) that it will not exercise its Right of Repurchase for some or all of the Restricted Shares. During the Repurchase Period, the Company shall pay to the holder of the Restricted Shares the purchase price determined under Subsection (a) above for the Restricted Shares being repurchased. Payment shall be made in cash or cash equivalents and/or by canceling indebtedness to the Company incurred by the Optionee in the purchase of the Restricted Shares. The certificate(s) representing the Restricted Shares being repurchased shall be delivered to the Company.

(e) Termination of Rights as Stockholder. If the Right of Repurchase is exercised in accordance with this Section 7 and the Company makes available the consideration for the Restricted Shares being repurchased, then the person from whom the Restricted Shares are repurchased shall no longer have any rights as a holder of the Restricted Shares (other than the right to receive payment of such consideration). Such Restricted Shares shall be deemed to have been repurchased pursuant to this Section 7, whether or not the certificate(s) for such Restricted Shares have been delivered to the Company or the consideration for such Restricted Shares has been accepted.

(f) Additional or Exchanged Securities and Property. In the event of a merger or consolidation of the Company with or into another entity, any other corporate reorganization, a stock split, the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities, any securities or other property (including cash or cash equivalents) that are by reason of such transaction exchanged for, or distributed with respect to, any Restricted Shares shall immediately be subject to the Right of Repurchase. Appropriate adjustments to reflect the exchange or distribution of such securities or property shall be made to the number and/or class of the Restricted Shares. Appropriate adjustments shall also be made to the price per share to be paid upon the exercise of the Right of Repurchase, provided that the aggregate purchase price payable for the Restricted Shares shall remain the same. In the event of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, the Right of Repurchase may be exercised by the Company’s successor.

(g) Transfer of Restricted Shares. The Optionee shall not transfer, assign, encumber or otherwise dispose of any Restricted Shares without the Company’s written consent, except as provided in the following sentence. The Optionee may transfer Restricted Shares to one or more members of the Optionee’s Immediate Family or to a trust established by the Optionee for the benefit of the Optionee and/or one or more members of the Optionee’s Immediate Family, provided in either case that the Transferee agrees in writing on a form prescribed by the Company to be bound by all provisions of this Agreement. If the Optionee transfers any Restricted Shares, then this Agreement shall apply to the Transferee to the same extent as to the Optionee.

(h) Assignment of Repurchase Right. The Board of Directors may freely assign the Company’s Right of Repurchase, in whole or in part. Any person who accepts an assignment of the Right of Repurchase from the Company shall assume all of the Company’s rights and obligations under this Section 7.

SECTION 8. RIGHT OF FIRST REFUSAL.

(a) Right of First Refusal. In the event that the Optionee proposes to sell, pledge or otherwise transfer to a third party any Shares acquired under this Agreement, or any interest in such Shares, the Company shall have the Right of First Refusal with respect to all (and not less than all) of such Shares. If the Optionee desires to transfer Shares acquired under this Agreement, the Optionee shall give a written Transfer Notice to the Company describing fully the proposed transfer, including the number of Shares proposed to be transferred, the proposed transfer price, the name and address of the proposed Transferee and proof satisfactory to the Company that the proposed sale or transfer will not violate any applicable federal, State or foreign securities laws. The Transfer Notice shall be signed both by the Optionee and by the proposed Transferee and must constitute a binding commitment of both parties to the transfer of the Shares. The Company shall have the right to purchase all, and not less than all, of the Shares on the terms of the proposal described in the Transfer Notice (subject, however, to any change in such terms permitted under Subsection (b) below) by delivery of a notice of exercise of the Right of First Refusal within 30 days after the date when the Transfer Notice was received by the Company.

(b) Transfer of Shares. If the Company fails to exercise its Right of First Refusal within 30 days after the date when it received the Transfer Notice, the Optionee may, not later than 90 days following receipt of the Transfer Notice by the Company, conclude a transfer of the Shares subject to the Transfer Notice on the terms and conditions described in the Transfer Notice, provided that any such sale is made in compliance with applicable federal, State and foreign securities laws and not in violation of any other contractual restrictions to which the Optionee is bound. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Optionee, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in Subsection (a) above. If the Company exercises its Right of First Refusal, the parties shall consummate the sale of the Shares on the terms set forth in the Transfer Notice within 60 days after the date when the Company received the Transfer Notice (or within such longer period as may have been specified in the Transfer Notice); provided, however, that in the event the Transfer Notice provided that payment for the Shares was to be made in a form other than cash or cash equivalents paid at the time of transfer, the Company shall have the option of paying for the Shares with cash or cash equivalents equal to the present value of the consideration described in the Transfer Notice.

(c) Additional or Exchanged Securities and Property. In the event of a merger or consolidation of the Company with or into another entity, any other corporate reorganization, a stock split, the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities, any securities or other property (including cash or cash equivalents) that are by reason of such transaction exchanged for, or distributed with respect to, any Shares subject to this Section 8 shall immediately be subject to the Right of First Refusal. Appropriate adjustments to reflect the exchange or distribution of such securities or property shall be made to the number and/or class of the Shares subject to this Section 8.

(d) Termination of Right of First Refusal. Any other provision of this Section 8 notwithstanding, in the event that the Stock is readily tradable on an established securities market when the Optionee desires to transfer Shares, the Company shall have no Right of First Refusal, and the Optionee shall have no obligation to comply with the procedures prescribed by Subsections (a) and (b) above.

(e) Permitted Transfers. This Section 8 shall not apply to (i) a transfer by beneficiary designation, will or intestate succession or (ii) a transfer to one or more members of the Optionee’s Immediate Family or to a trust established by the Optionee for the benefit of the Optionee and/or one or more members of the Optionee’s Immediate Family, provided in either case that the Transferee agrees in writing on a form prescribed by the Company to be bound by all provisions of this Agreement. If the Optionee transfers any Shares acquired under this Agreement, either under this Subsection (e) or after the Company has failed to exercise the Right of First Refusal, then this Agreement shall apply to the Transferee to the same extent as to the Optionee and as a condition of such transfer, the Transferee must execute a stock transfer agreement in the form prescribed by the Company.

(f) Termination of Rights as Stockholder. If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Shares to be purchased in accordance with this Section 8, then after such time the person from whom such Shares are to be purchased shall no longer have any rights as a holder of such Shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such Shares shall be deemed to have been purchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

(g) Assignment of Right of First Refusal. The Board of Directors may freely assign the Company’s Right of First Refusal, in whole or in part. Any person who accepts an assignment of the Right of First Refusal from the Company shall assume all of the Company’s rights and obligations under this Section 8.

SECTION 9. LEGALITY OF INITIAL ISSUANCE.

No Shares shall be issued upon the exercise of this option unless and until the Company has determined that:

(a) It and the Optionee have taken any actions required to register the Shares under the Securities Act or to perfect an exemption from the registration requirements thereof;

(b) Any applicable listing requirement of any stock exchange or other securities market on which Stock is listed has been satisfied; and

(c) Any other applicable provision of federal, State or foreign law has been satisfied.

SECTION 10. NO REGISTRATION RIGHTS.

The Company may, but shall not be obligated to, register or qualify the sale of Shares under the Securities Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the sale of Shares under this Agreement to comply with any law.

SECTION 11. RESTRICTIONS ON TRANSFER OF SHARES.

(a) Securities Law Restrictions. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any State, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any State or any other law.

(b) Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, the Optionee or a Transferee shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares acquired under this Agreement without the prior written consent of the Company or its managing underwriter. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriter. In no event, however, shall such period exceed 180 days plus such additional period as may reasonably be requested by the Company or such underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports or (ii) analyst recommendations and opinions, including (without limitation) the restrictions set forth in Rule 2711(f)(4) of the National Association of Securities Dealers and Rule 472(f)(4) of the New York Stock Exchange, as amended, or any similar successor rules. The Market Stand-Off shall in any event terminate two years after the date of the Company’s initial public offering. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares acquired under this Agreement until the end of the applicable stand-off period. The Company’s underwriters shall be beneficiaries of the agreement set forth in this Subsection (b). This Subsection (b) shall not apply to Shares registered in the public offering under the Securities Act.

(c) Investment Intent at Grant. The Optionee represents and agrees that the Shares to be acquired upon exercising this option will be acquired for investment, and not with a view to the sale or distribution thereof.

(d) Investment Intent at Exercise. In the event that the sale of Shares under the Plan is not registered under the Securities Act but an exemption is available that requires an investment representation or other representation, the Optionee shall represent and agree at the time of exercise that the Shares being acquired upon exercising this option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

(e) Legends. All certificates evidencing Shares purchased under this Agreement shall bear the following legend:

“THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). SUCH AGREEMENT GRANTS TO THE COMPANY CERTAIN RIGHTS OF FIRST REFUSAL UPON AN ATTEMPTED TRANSFER OF THE SHARES AND CERTAIN REPURCHASE RIGHTS UPON TERMINATION OF SERVICE WITH THE COMPANY. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.” All certificates evidencing Shares purchased under this Agreement in an unregistered transaction shall bear the following legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

(f) Removal of Legends. If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Shares sold under this Agreement is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but without such legend.

(g) Administration. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 11 shall be conclusive and binding on the Optionee and all other persons.

SECTION 12. ADJUSTMENT OF SHARES.

In the event of any transaction described in Section 9(a) of the Plan, the terms of this option (including, without limitation, the number and kind of Shares subject to this option and the Exercise Price) shall be adjusted as set forth in Section 9(a) of the Plan. In the event that the Company is a party to a merger or consolidation, this option shall be subject to the agreement of merger or consolidation, as provided in Section 9(b) of the Plan.

SECTION 13. MISCELLANEOUS PROVISIONS.

(a) Rights as a Stockholder. Neither the Optionee nor the Optionee’s representative shall have any rights as a stockholder with respect to any Shares subject to this option until the Optionee or the Optionee’s representative becomes entitled to receive such Shares by filing a notice of exercise and paying the Purchase Price pursuant to Sections 4 and 5.

(b) No Retention Rights. Nothing in this option or in the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Optionee) or of the Optionee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without Cause.

(c) Notice. Any notice required by the terms of this Agreement shall be given in writing. It shall be deemed effective upon (i) personal delivery, (ii) deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid or (iii) deposit with Federal Express Corporation, with shipping charges prepaid. Notice shall be addressed to the Company at its principal executive office and to the Optionee at the address that he or she most recently provided to the Company in accordance with this Subsection (c).

(d) Entire Agreement. The Notice of Stock Option Grant, this Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof.

(e) Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.

SECTION 14. ACKNOWLEDGEMENTS OF THE OPTIONEE.

(a) Tax Consequences. The Optionee agrees that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes the Optionee’s tax liabilities. The Optionee shall not make any claim against the Company or its Board of Directors, officers or employees related to tax liabilities arising from this option or the Optionee’s other compensation. In particular, the Optionee acknowledges that this option is exempt from Section 409A of the Code only if the Exercise Price is at least equal to the Fair Market Value per Share on the Date of Grant. Since Shares are not traded on an established securities market, the determination of their Fair Market Value is made by the Board of Directors or by an independent valuation firm retained by the Company. The Optionee acknowledges that there is no guarantee in either case that the Internal Revenue Service will agree with the valuation, and the Optionee shall not make any claim against the Company or its Board of Directors, officers or employees in the event that the Internal Revenue Service asserts that the valuation was too low.

(b) Electronic Delivery of Documents. The Optionee agrees that the Company may deliver by email all documents relating to the Plan or this option (including, without limitation, a copy of the Plan) and all other documents that the Company is required to deliver to its security holders (including, without limitation, disclosures that may be required by the Securities and Exchange Commission). The Optionee also agrees that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it shall notify the Optionee by email.

SECTION 15. DEFINITIONS.

(a) “Agreement” shall mean this Stock Option Agreement.

(b) “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time or, if a Committee has been appointed, such Committee.

(c) “Cause” shall mean (a) the Optionee’s unauthorized use or disclosure of the Company’s confidential information or trade secrets, which use or disclosure causes material harm to the Company, (b) the Optionee’s material breach of any agreement between the Optionee and the Company, (c) the Optionee’s material failure to comply with the Company’s written policies or rules, (d) the Optionee’s conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State, (e) the Optionee’s gross negligence or willful misconduct, (f) the Optionee’s continuing failure to perform assigned duties after receiving written notification of the failure from the Company or (g) the Optionee’s failure to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested the Optionee’s cooperation.

(d) “Change in Control” shall mean (a) the consummation of a merger or consolidation of the Company with or into another entity or (b) the dissolution, liquidation or winding up of the Company. The foregoing notwithstanding, a merger or consolidation of the Company does not constitute a “Change in Control” if immediately after the merger or consolidation a majority of the voting power of the capital stock of the continuing or surviving entity, or any direct or indirect parent corporation of the continuing or surviving entity, will be owned by the persons who were the Company’s stockholders immediately prior to such merger or consolidation in substantially the same proportions as their ownership of the voting power of the Company’s capital stock immediately prior to the merger or consolidation.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(f) “Committee” shall mean a committee of the Board of Directors, as described in Section 2 of the Plan.

(g) “Company” shall mean Visto Corporation dba Good Technology, a Delaware corporation.

(h) “Consultant” shall mean a person who performs bona fide services for the Company, a Parent or a Subsidiary as a consultant or advisor, excluding Employees and Outside Directors.

(i) “Date of Grant” shall mean the date of grant specified in the Notice of Stock Option Grant, which date shall be the later of (i) the date on which the Board of Directors resolved to grant this option or (ii) the first day of the Optionee’s Service.

(j) “Disability” shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

(k) “Employee” shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

(l) “Exercise Price” shall mean the amount for which one Share may be purchased upon exercise of this option, as specified in the Notice of Stock Option Grant.

(m) “Fair Market Value” shall mean the fair market value of a Share, as determined by the Board of Directors in good faith. Such determination shall be conclusive and binding on all persons.

(n) “Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and shall include adoptive relationships.

(o) “Involuntary Termination” shall mean either (a) involuntary discharge by the Company for reasons other than Cause or (b) voluntary resignation following (i) a change in the Optionee’s position with the Company that materially reduces the Optionee’s level of authority or responsibility, (ii) a reduction in the Optionee’s base salary by more than 10% or (iii) receipt of notice that the Optionee’s principal workplace will be relocated more than 35 miles.

(p) “ISO” shall mean an employee incentive stock option described in Section 422(b) of the Code.

(q) “Notice of Stock Option Grant” shall mean the document so entitled to which this Agreement is attached.

(r) “NSO” shall mean a stock option not described in Sections 422(b) or 423(b) of the Code.

(s) “Optionee” shall mean the person named in the Notice of Stock Option Grant.

(t) “Outside Director” shall mean a member of the Board of Directors who is not an Employee.

(u) “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(v) “Plan” shall mean the Good Technology Corporation 2014 Acquisition Stock Plan, as in effect on the Date of Grant.

(w) “Purchase Price” shall mean the Exercise Price multiplied by the number of Shares with respect to which this option is being exercised.

(x) “Repurchase Period” shall mean a period of 90 consecutive days commencing on the date when the Optionee’s Service terminates for any reason, including (without limitation) death or disability.

(y) “Restricted Share” shall mean a Share that is subject to the Right of Repurchase.

(z) “Right of First Refusal” shall mean the Company’s right of first refusal described in Section 8.

(aa) “Right of Repurchase” shall mean the Company’s right of repurchase described in Section 7.

(bb) “Securities Act” shall mean the Securities Act of 1933, as amended.

(cc) “Service” shall mean service as an Employee, Outside Director or Consultant.

(dd) “Share” shall mean one share of Stock, as adjusted in accordance with Section 9 of the Plan (if applicable).

(ee) “Stock” shall mean the Common Stock of the Company.

(ff) “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(gg) “Transferee” shall mean any person to whom the Optionee has directly or indirectly transferred any Share acquired under this Agreement.

(hh) “Transfer Notice” shall mean the notice of a proposed transfer of Shares described in Section 8.

GOOD TECHNOLOGY CORPORATION

2014 ACQUISITION STOCK PLAN

NOTICE OF GRANT OF RESTRICTED STOCK UNITS

Name:

Address:

The undersigned individual (the “Holder”) has been granted the right to receive a Restricted Stock Unit Award, subject to the terms and conditions of the Good Technology Corporation 2014 Acquisition Stock Plan (the “Plan”), this Notice of Grant of Restricted Stock Units, and the Restricted Stock Unit Award Agreement attached hereto, as follows:

Date of Grant

Number of Restricted Stock Units

Vesting/Settlement Schedule:

[Insert vesting schedule]

By signing below, the Holder and the Company agree that this option is granted under, and governed by the terms and conditions of the Plan and the Restricted Stock Unit Award Agreement. The Restricted Stock Unit Award Agreement is attached to, and made a part of, this Notice of Restricted Stock Units. Sections 9 and 16 of the Restricted Stock Unit Award Agreement include important acknowledgements of the Holder.

Holder:	Good Technology Corporation

By:
[NAME]

GOOD TECHNOLOGY CORPORATION

2014 ACQUISITION STOCK PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

1. Grant of Restricted Stock Units. The Company hereby grants to the Holder named in the Notice of Grant of Restricted Stock Units under the Plan a Restricted Stock Unit Award, subject to all of the terms and conditions in this Restricted Stock Unit Award Agreement (the “Award Agreement”) and the Plan, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and this Award Agreement, the terms and conditions of the Plan shall prevail. Unless otherwise defined below or in the Notice of Grant of Restricted Stock Units, capitalized terms shall have the meanings prescribed to them under the Plan.

2. Company’s Obligation to Pay. Each Restricted Stock Unit represents the right to receive a Share on the date it vests. Unless and until the Restricted Stock Units will have vested in the manner set forth in Section 4, Holder will have no right to payment of any such Restricted Stock Units. Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Unit will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

3. Holder’s Representations. In the event the Shares have not been registered under the Securities Act at the time the Restricted Stock Units are paid to Holder, Holder shall, if required by the Company, concurrently with the receipt of all or any portion of this Restricted Stock Unit Award, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit A.

4. Vesting Schedule. Subject to Section 7, the Restricted Stock Units awarded by this Award Agreement will vest in accordance with the vesting schedule set forth in the Notice of Grant of Restricted Stock Units.

5. Lock-Up Period. Holder hereby agrees that Holder shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Stock (or other securities) of the Company or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Stock (or other securities) of the Company held by Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Stock (or other securities) of the Company not to exceed one hundred and eighty (180) days following the effective date of any registration statement of the Company filed under the Securities Act (or such other period as may be requested by the Company or the underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto).

Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Stock (or other securities) of the Company, Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 5 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Stock (or other securities) subject to the foregoing restriction until the end of said one hundred and eighty (180) day (or other) period. Holder agrees that any transferee of the Restricted Stock Unit Award or Shares acquired pursuant to the Restricted Stock Unit Award shall be bound by this Section 5.

6. Payment after Vesting. Subject to Section 10, any Restricted Stock Units that vest will be paid to Holder (or in the event of Holder’s death, to his or her properly designated beneficiary or estate) in whole Shares. Subject to the provisions of the next paragraph, such vested Restricted Stock Units shall be paid in whole Shares in accordance with the “Vesting/Settlement Schedule” in the Notice of Grant of Restricted Stock Units. In no event will Holder be permitted, directly or indirectly, to specify the taxable year of payment of any Restricted Stock Units payable under this Award Agreement.

Notwithstanding anything in the Plan, this Award Agreement, or any other agreement (whether entered into before, on, or after the Date of Grant) to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units is accelerated in connection the termination of Holder’s provision of Services (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to death, and if (x) Holder is a “specified employee” within the meaning of Section 409A at the time of such termination of Holder’s provision of Services and (y) the payment of such accelerated Restricted Stock Units will result in the imposition of additional tax under Section 409A if paid to Holder on or within the six (6) month period following the termination of Holder’s provision of Services, then the payment of such accelerated Restricted Stock Units will not be made until the date six (6) months and one (1) day following the date of such termination, unless the Holder dies following the termination of his or her provision of Service, in which case, the Restricted Stock Units will be paid in Shares to the Holder’s estate as soon as practicable following his or her death. It is the intent of this Award Agreement to be exempt from, or comply with, the requirements of Section 409A so that none of the Restricted Stock Units provided under this Award Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to be so except or so comply. Each payment payable under this Award Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2). For purposes of this Award Agreement, “Section 409A” means Section 409A of the Code, and any proposed, temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.

7. Tax Consequences. Holder has reviewed with his or her own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Award Agreement. With respect to such matters, Holder relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Holder understands that Holder (and not the Company) shall be responsible for Holder’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Award Agreement.

8. Death of Holder. Any distribution or delivery to be made to Holder under this Award Agreement will, if Holder is then deceased, be made to Holder’s designated beneficiary, or if no beneficiary survives Holder, the administrator or executor of Holder’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

9. Tax Withholding. Pursuant to such procedures as the Administrator may specify from time to time, the Company shall withhold the minimum amount required to be withheld for the payment of income, employment and other taxes which the Company determines must be withheld (the “Withholding Taxes”). The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit Holder to satisfy such Withholding Taxes, in whole or in part (without limitation) by (a) paying cash, (b) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the amount of such Withholding Taxes, (c) withholding the amount of such Withholding Taxes from Holder’s paycheck(s), (d) delivering to the Company already vested and owned Shares having a Fair Market Value equal to such Withholding Taxes, or (d) selling a sufficient number of such Shares otherwise deliverable to Holder through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the amount of the Withholding Taxes. To the extent determined appropriate by the Company in its discretion, it shall have the right (but not the obligation) to satisfy any tax withholding obligations by reducing the number of Shares otherwise deliverable to Holder. If Holder fails to make satisfactory arrangements for the payment of such Withholding Taxes hereunder at the time any applicable Restricted Stock Units otherwise are scheduled to vest pursuant to Sections 4 or 6, Holder will permanently forfeit such Restricted Stock Units and any right to receive Shares thereunder and the Restricted Stock Units will be returned to the Company at no cost to the Company. Holder acknowledges and agrees that the Company may refuse to deliver the Shares if such Withholding Taxes are not delivered at the time they are due.

10. Rights as Stockholder. Neither Holder nor any person claiming under or through Holder will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Holder (including electronic delivery to a brokerage account). After such issuance, recordation and delivery, Holder will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

11. No Guarantee of Continued Service. HOLDER ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING TO PERFORM SERVICES TO THE COMPANY AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING HOLDER) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS RESTRICTED STOCK UNIT AWARD OR ACQUIRING SHARES HEREUNDER. HOLDER FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT TO PROVIDE SERVICES FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH HOLDER’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING HOLDER) TO TERMINATE HOLDER’S PROVISION OF SERVICES TO THE COMPANY AT ANY TIME, WITH OR WITHOUT CAUSE.

12. Grant is Not Transferable. Except to the limited extent provided in Section 9, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

13. Company’s Right of First Refusal. Subject to Section 13 any Shares held by Holder or any transferee may be sold or otherwise transferred (including transfer by gift or operation of law), but the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in the Company’s Bylaws.

14. Restrictive Legends and Stop-Transfer Orders.

(a) Legends. Holder understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). SUCH AGREEMENT GRANTS TO THE COMPANY CERTAIN RIGHTS OF FIRST REFUSAL UPON AN ATTEMPTED TRANSFER OF THE SHARES AND CERTAIN REPURCHASE RIGHTS UPON TERMINATION OF SERVICE. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.

In addition, all certificates evidencing Shares purchased under this Award Agreement in an unregistered transaction shall bear the following legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED

(b) Stop-Transfer Notices. Holder agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Award Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

15. Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company at Good Technology Corporation, 430 N. Mary Avenue, Suite 200, Sunnyvale, CA 94085, Attn: Stock Administration, or at such other address as the Company may hereafter designate in writing.

16. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Restricted Stock Units awarded under the Plan or future Restricted Stock Units that may be awarded under the Plan by electronic means or request Holder’s consent to participate in the Plan by electronic means. Holder hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

17. No Waiver. Either party’s failure to enforce any provision or provisions of this Award Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Award Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

18. Successors and Assigns. The Company may assign any of its rights under this Award Agreement to single or multiple assignees, and this Award Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Award Agreement shall be binding upon Holder and his or her heirs, executors, administrators, successors and assigns. The rights and obligations of Holder under this Award Agreement may only be assigned with the prior written consent of the Company.

19. Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any state, federal or foreign law, the tax code and related regulations or under the rulings or regulations of the United States Securities and Exchange Commission or any other governmental regulatory body or the clearance, consent or approval of the United States Securities and Exchange Commission or any other governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Holder (or his or her estate) hereunder, such issuance will not occur unless and until such listing, registration, qualification, rule compliance, clearance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. Subject to the terms of the Award Agreement and the Plan, the Company shall not be required to issue any certificate or certificates for Shares hereunder prior to the lapse of such reasonable period of time following the date of vesting of the Restricted Stock Units as the Administrator may establish from time to time for reasons of administrative convenience.

20. Interpretation. The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Holder, the Company and all other interested persons. Neither the Administrator nor any person acting on behalf of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.

21. Modifications to the Award Agreement. This Award Agreement constitutes the entire understanding of the parties on the subjects covered. Holder expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Holder, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection to this Award of Restricted Stock Units.

22. Governing Law; Severability. This Award Agreement is governed by the internal substantive laws, but not the choice of law rules, of California. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Award Agreement shall continue in full force and effect.

23. Entire Agreement. The Plan is incorporated herein by reference. The Plan and this Award Agreement (including the exhibits and the Notice of Grant of Restricted Stock Units referenced herein) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Holder with respect to the subject matter hereof, and may not be modified adversely to the Holder’s interest except by means of a writing signed by the Company and Holder.

EXHIBIT A

INVESTMENT REPRESENTATION STATEMENT

HOLDER	:

COMPANY	:	GOOD TECHNOLOGY CORPORATION

SECURITY	:	COMMON STOCK

AMOUNT	:

DATE	:

In connection with the receipt of the above-listed Securities, the undersigned Holder represents to the Company the following:

(a) Holder is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Holder is acquiring these Securities for investment for Holder’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(b) Holder acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Holder’s investment intent as expressed herein. In this connection, Holder understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Holder’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Holder further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Holder further acknowledges and understands that the Company is under no obligation to register the Securities. Holder understands that the certificate evidencing the Securities shall be imprinted with any legend required under applicable state securities laws.

(c) Holder is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Restricted Stock Unit Award to Holder, the receipt of the securities shall be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the

Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of the applicable conditions specified by Rule 144, including in the case of affiliates (1) the availability of certain public information about the Company, (2) the amount of Securities being sold during any three (3) month period not exceeding specified limitations, (3) the resale being made in an unsolicited “broker’s transaction”, transactions directly with a “market maker” or “riskless principal transactions” (as those terms are defined under the Securities Exchange Act of 1934) and (4) the timely filing of a Form 144, if applicable.

In the event that the Company does not qualify under Rule 701 at the time of grant of the Restricted Stock Unit Award, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which may require (i) the availability of current public information about the Company; (ii) the resale to occur more than a specified period after the purchase and full payment (within the meaning of Rule 144) for the Securities; and (iii) in the case of the sale of Securities by an affiliate, the satisfaction of the conditions set forth in sections (2), (3) and (4) of the paragraph immediately above.

(d) Holder further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption shall be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 shall have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Holder understands that no assurances can be given that any such other registration exemption shall be available in such event.

HOLDER

Signature

Print Name

Date